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                    DICKSTEIN SHAPIRO MORIN & OSHINSKY LLP
                2101 L Street, NW - Washington, DC 20037-1526
                   Tel (202) 785-9700 - Fax (202) 887-0689





                      Writer's Direct Dial:  202-828-2218
                       E-Mail Address:  MaloneyM@dsmo.com


                                November 1, 1996



DT Industries, Inc.
Corporate Centre, Suite 2-300
1949 E. Sunshine
Springfield, MO  65804

Re:    DT Industries, Inc. Amendment No. 1 to
       Registration Statement on Form S-3 (File No. 333-14955)

Ladies and Gentlemen:

        We have acted as counsel to DT Industries, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3, as amended (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, pertaining to the registration of the sale of 5,847,750 shares of the Company's common stock, $0.01 par value per share (the Common Stock"), in an underwritten public offering which includes 2,250,000 shares to be sold by the Company (the "Company Firm Shares"), 2,835,000 shares to be sold by certain Selling Stockholders named in the Registration Statement (the "Selling Stockholder Firm Shares") 312,500 shares to be sold by the Company if the U.S. Underwriters and Managers exercise their over-allotment option (the "Additional Company Shares") and up to an additional 450,250 shares to be sold by the Selling Stockholders if the U.S. Underwriters and Managers exercise their over-allotment option in full (the "Additional Selling Stockholder Shares"). As of the date hereof, the Company is authorized to issue 100,000,000 shares of Common Stock, of which 9,011,875 shares are issued and outstanding and of which 1,588,125 shares are issuable pursuant to the Company's stock option and employee benefit plans (including 600,000 shares issuable pursuant to the Company's 1996 Long-Term Incentive Plan approved by the Board of Directors of the Company, subject to stockholder approval). The Company Firm Shares and the Additional Company Shares are hereinafter referred to as the "New Shares" and the Selling Stockholder Firm Shares and the Additional Selling Stockholder Shares are hereinafter referred to as the "Outstanding Shares."





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DT Industries, Inc.
November 1, 1996
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        We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

        On the basis of the foregoing, we are of the opinion that:

        (i) the Outstanding Shares have been duly authorized, and are validly issued, fully paid and non-assessable;

        (ii) the Company has taken all necessary corporate action to authorize the issuance and sale of the New Shares;

        (iii) when issued and delivered to and paid for by the U.S. Underwriters and the Managers pursuant to the U.S. Underwriting Agreement and the Subscription Agreement, respectively, the New Shares will be duly authorized, validly issued, fully paid and non-assessable.

        No opinion is expressed herein as to the laws of any jurisdiction other than the federal laws of the United States of America and, to the extent required by the foregoing opinion, the General Corporation Law of the State of Delaware.

        Capitalized terms used in this opinion and not otherwise defined herein shall have the meanings ascribed to them in the Registration Statement.

        The foregoing opinion is delivered to you in connection with the Registration Statement, and may not be relied upon by any other person or for any other purpose.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in the Registration Statement.

                                    Very truly yours,

                                    /s/ DICKSTEIN SHAPIRO MORIN & OSHINSKY LLP



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